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                                                                      Exhibit 23


INDEPENDENT  AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement File Nos. 33-62967, 33-62971, 33-72928, 333-32394, 333-68059, 333-37913, 333-55764,
333-86410, and 333-106335 of Norstan, Inc. on Form S-8(3) of our report dated June 12, 2003 (except for Note 7 as to which the date is July 15, 2003), appearing in this Annual Report on Form 10-K of Norstan, Inc. for the year ended April 30, 2003.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
July 24, 2003